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EXHIBIT 10.2

        SUPPLEMENT NO. 7 dated as of September 30, 2010, to the Subsidiary Guarantee Agreement dated as of March 2, 2005, among MOLSON COORS BREWING COMPANY, a Delaware corporation (the "Company"). COORS BREWING COMPANY, MOLSON CANADA 2005, MOLSON INC., MOLSON COORS CANADA INC. and COORS BREWERS LIMITED (the "Initial Borrowing Subsidiaries" and, together with the Company and other Borrowing Subsidiaries from time to time party to the Credit Agreement, the "Borrowers"), each subsidiary of the Company listed on Schedule I thereto (each such subsidiary individually, a "Guarantor" and collectively, the "Guarantors") and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (the "Administrative Agent").

        A.    Reference is made to the Credit Agreement dated as of March 2, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Initial Borrowing Subsidiaries and other Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent and Bank of Montreal, as Canadian Administrative Agent.

        B.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Subsidiary Guarantee Agreement referred to therein.

        C.    The Guarantors have entered into the Subsidiary Guarantee Agreement in order to induce the Lenders to make Loans and accept and purchase B/As upon the terms and subject to the conditions set forth in the Credit Agreement. Section 21 of the Subsidiary Guarantee Agreement provides that additional Subsidiaries of the Company may become Guarantors under the Subsidiary Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Subsidiary") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Subsidiary Guarantee Agreement in order to induce the Lenders to make additional Loans and accept and purchase additional B/As and as consideration for Loans previously made and B/As previously accepted and purchased.

        Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

        SECTION 1.    In accordance with Section 21 of the Subsidiary Guarantee Agreement, the New Subsidiary by its signature below becomes a Guarantor under the Subsidiary Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Subsidiary Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof. Each reference to a "Guarantor" in the Subsidiary Guarantee Agreement shall be deemed to include the New Subsidiary. The Subsidiary Guarantee Agreement is hereby incorporated herein by reference.

        SECTION 2.    The New Subsidiary represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

        SECTION 3.    This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counter part of this Supplement.

        SECTION 4.    Except as expressly supplemented hereby, the Subsidiary Guarantee Agreement shall remain in full force and effect.

        SECTION 5.    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        SECTION 6.    In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        SECTION 7.    All communications and notices hereunder shall be in writing and given as provided in Section 8 of the Subsidiary Guarantee Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it at the address set forth under its signature below.

        SECTION 8.    The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and out-of-pocket disbursements of counsel for the Administrative Agent.

        IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Subsidiary Guarantee Agreement as of the day and year first above written.

MOLSON COORS INTERNATIONAL GENERAL ULC, a Nova Scotia unlimited liability company
by:	/s/ SAMUEL D. WALKER Samuel D. Walker Vice President
WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent,
by:	/s/ MARC-PHILIPPE PICHE Marc-Philippe Piche Director

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  EXHIBIT 10.2